Exhibit 10.1

AMENDMENT TO CHANGE IN CONTROL PROTECTION AGREEMENT

THIS AMENDMENT, to the Change in Control Protection Agreement (the “Agreement”) dated as of December 11, 2009 by and between Glenn Prillaman (the “Executive”) and Stanley Furniture Company, Inc. (the “Company” and, together with the Executive, the “Parties”), is effective this 10th day of September, 2010.

WHEREAS, the Parties have entered into the Agreement, have the power to amend the Agreement and now wish to do so;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Agreement as follows:

1.      A new subsection (v) is hereby added to the end of the definition of “Change in Control” in Section 1 of the Agreement as follows:

(v) Notwithstanding anything in subsection (i) above to the contrary, (a) no acquisition of Beneficial Ownership of any additional Stock or Voting Power by any Group through the rights offering of the Company contemplated by the Company’s Registration Statement (No. 333-169310) on Form S-3, as amended from time to time (the “2010 Rights Offering”), shall be deemed to result in a Change in Control for purposes of this Agreement; and (b) if an acquisition pursuant to the 2010 Rights Offering results in any Group having Beneficial Ownership of Stock or Voting Power possessing 35 percent or more of the Stock or Voting Power, any acquisition of Beneficial Ownership of any additional Stock or Voting Power by that Group (that occurs while the Group has Beneficial Ownership of Stock or Voting Power possessing 35 percent or more of the total Stock or Voting Power) that results in an increase in the percentage of the total Stock or Voting Power held by that Group shall result in a Change in Control for purposes of this Agreement.

2.      In all other respects, the Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Parties have affixed their signatures hereto as of the date first written above.

EXECUTIVE:	COMPANY:

STANLEY FURNITURE COMPANY, INC.

/s/ Glenn Prillaman	By: /s/ Micah S. Goldstein
Glenn Prillaman	Name: Micah S. Goldstein
Its: Chief Operating Officer